Exhibit 10.3

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of July 20, 2006 among REDPRAIRIE HOLDING, INC., a Delaware corporation (the “Company”), and the STOCKHOLDERS (as hereinafter defined).

WHEREAS, each Stockholder currently owns the number of shares of Common Stock and Series A Preferred Stock as set forth opposite the name of such Stockholder on Schedule A; and

WHEREAS, the parties hereto desire to provide for the terms with respect to certain matters regarding the relationship between the Company and the Stockholders and the relationship among the Stockholders.

NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

1.1.         Definitions. The capitalized terms used in this Agreement have the meanings set forth below.

“Affiliate” means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Approved Sale” has the meaning given to it in Section 2.5(a).

“Authorized Representative” has the meaning given to it in Section 5.3.

“Board” unless otherwise specified, means the Board of Directors of the Company.

“Business” means the business of logistics execution software and services for the supply chain marketplace and the retail/restaurant marketplace carried on by the Company and its subsidiaries.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law to be closed.

“By-laws” means the By-laws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

“Charter” means the Certificate of Incorporation of the Company, as in effect at the time in question, including any certificates of designation or articles of amendment filed with the Secretary of State of the State of Delaware pursuant to the terms thereof.

“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Common Stock” means (i) the Common Stock of the Company, par value $0.00 per share, and (ii) any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Common Stock Equivalent” means, at any time, one share of Common Stock or the right to acquire, whether or not such right is immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement.

“Common Stockholder” means (a) each party to this Agreement that holds shares of Common Stock, (b) any Person who is or becomes a holder of Common Stock and who is, at the time of such Transfer, a Permitted Transferee of such Common Stockholder, (c) any successor to any Common Stockholder and (d) any Person who becomes a party to this Agreement as a Common Stockholder pursuant to Sections 2.1 or 2.2(b).

“Company” has the meaning given to it in the Preamble.

“Company Stock” means the Series A Preferred Stock and Common Stock.

“Competitor” means any Person which the Board from time to time reasonably determines in good faith either (a) engages in activities which are competitive in any material portion of the Business as conducted at the time of such determination, or (b) could reasonably be expected in the future to engage in activities which are competitive with any material portion of the Business as conducted at the time of such determination.

“Control” means (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”), with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Co-Sale Allotment” has the meaning given to it in Section 2.4(a).

“Co-Sale Notice” has the meaning given to it in Section 2.4(a).

“Document(s)” means, individually or collectively, this Agreement, the Registration Rights Agreement, the Charter, the Investor Subscription Agreement and the Stock Purchase Agreement.

“Drag Notice” has the meaning given to it in Section 2.5(b).

“Employee Stockholder” means a Stockholder who is or has been an employee of the Company or any of its Subsidiaries.

“Equity Incentive Plans” means any Company option or similar plan for the benefit of employees, officers, directors and/or consultants of the Company, including, without limitation, the RedPrairie Holding, Inc. 2005 Stock Incentive Plan, which, to qualify as such, must have been approved by a majority of the Board.

“Excluded Securities” has the meaning given to it in Section 3.2.

“FP” means, collectively, Francisco Partners, L.P., a Delaware limited partnership, Francisco Partners Fund A, L.P., a Delaware limited partnership, and FP Annual Fund Investors, LLC, a Delaware limited liability company.

“FP Entity” means any of Francisco Partners, L.P., a Delaware limited partnership, Francisco Partners Fund A, L.P., a Delaware limited partnership, or FP Annual Fund Investors, LLC, a Delaware limited liability company.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

“Goren” means Erez Goren.

“Group” means:

(a)        in the case of any Stockholder who is an individual, (i) such Stockholder, (ii) the spouse, parent, sibling or descendants of such Stockholder, or the Stockholder’s estate, (iii) all trusts for the benefit of such Stockholder and/or his spouse and/or immediate descendants, and (iv) all Persons principally owned by and/or organized or operating for the benefit of any of the foregoing;

(b)        in the case of any Stockholder that is a partnership, (i) such Stockholder, (ii) its limited, special and general partners, (iii) any Person to which such Stockholder shall Transfer all or substantially all of its assets, and (iv) all Affiliates and employees of and consultants to, such Stockholder or any of its Affiliates; and

(c)        in the case of any Stockholder which is a corporation or a limited liability company, (i) such Stockholder, (ii) its stockholders or members as the case may be, (iii) any Person to which such Stockholder shall Transfer all or substantially all of its assets, and (iv) all Affiliates and employees of and consultants to such Stockholder or any of its Affiliates.

“Independent Third Party” means, immediately prior to the contemplated transaction, any Person which (i) does not own in excess of five percent (5%) of all Common Stock Equivalents deemed outstanding at such time and (ii) is not an Affiliate of any such owner.

“Initial Subscribing Stockholders” has the meaning given to it in Section 3.1(d).

“Investor Subscription Agreement” means the Investor Subscription Agreement, dated as of May 23, 2005, by and among the Company and FP.

“Joinder Agreement” has the meaning given to it in Section 2.1.

“New Investors” has the meaning given to it in Section 3.1(c).

“Offered Securities” has the meaning given to it in Section 3.1(a).

“Offered Stock” has the meaning given to it in Section 2.3(a).

“Offeree” has the meaning given to it in Section 2.4(a).

“Offeror” has the meaning given to it in Section 2.4(a).

“Other Stockholders” has the meaning given to it in Section 2.4(a).

“Percentage Ownership” means with respect to any Stockholder, the fraction, expressed as a percentage, the numerator of which is the total number of shares of the relevant class or series of Company Stock held by such Stockholder and the denominator of which is the total number of shares of the relevant class or series of Company Stock outstanding at the time of determination.

“Permitted Transfer” means any Transfer to a member of the Group of an applicable Stockholder; provided, however, that in each case (a) such Permitted Transfer is made in accordance with Section 2.1, (b) such Transferee agrees in writing to bound by this Agreement in the same capacity and to the same extent as the Transferor and (c) such Transfer would constitute a Permitted Transfer by the original holder of the Securities to be Transferred.

“Permitted Transferee” means any Person to whom a Permitted Transfer is made.

“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a governmental entity or any department, agency or political subdivision thereof or any private or public court or tribunal.

“Preemptive Offer Acceptance Period” has the meaning given to it in Section 3.1(b).

“Preemptive Offer Notice” has the meaning given to it in Section 3.1(a).

“Preemptive Offer Period” has the meaning given to it in Section 3.1(a).

“Public Offering” means the closing of a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto)).

“Public Sale” means any sale, occurring simultaneously with or after a Public Offering, of Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 or otherwise).

“Refused Securities” has the meaning given to it in Section 3.1(c).

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, among the Company and the Stockholders named therein, as amended, modified or supplemented from time to time in accordance with the terms therein.

“Registration Statement” has the meaning given to such term in the Registration Rights Agreement.

“Regulation D” means Regulation D promulgated by the Commission pursuant to the Securities Act, or any successor rules and regulations thereto, as the same may be amended or supplemented from time to time.

“Requisite Series A Stockholders” means, at any point in time, those Series A Preferred Stockholders who hold in the aggregate in excess of fifty percent (50%) of the outstanding shares of Series A Preferred Stock held by all Series A Preferred Stockholders at such time.

“Restricted Securities” means all Stockholder Shares, in each case which have not theretofore been transferred in a Public Sale.

“Rule 144” means Rule 144 (including Rule 144(k) and all other subdivisions thereof) promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

“Sale of the Company” means the sale of the Company to one or more Independent Third Parties, pursuant to which such party or parties acquire (a) capital stock of the Company possessing the voting power to elect a majority in voting power of the Company’s Board (whether by merger, consolidation or issuance, sale or transfer of the Company’s capital stock) or (b) all or substantially all of the Company’s assets determined on a consolidated basis.

“Securities” means “securities” as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Stockholder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Series A Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.001 per share.

“Series A Preferred Stockholder” means (a) each party to this Agreement that holds shares of Series A Preferred Stock, (b) any Person who is or becomes a holder of Series A Preferred Stock and who is, at the time of such Transfer, a Permitted Transferee of such Series A Preferred Stockholder, (c) any successor to any Series A Preferred Stockholder and (d) any Person who becomes a party to this Agreement as a Series A Preferred Stockholder pursuant to Sections 2.1 or 2.2(b).

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of June 18, 2006, by and among the Company, RedPrairie Corporation, Goren and BlueCube Software, Inc.

“Stockholders” means the holders of Company Stock who are parties hereto, and shall include any other Person who hereafter becomes a Common Stockholder or Series A Preferred Stockholder including pursuant to a Joinder Agreement executed and delivered pursuant to Section 2.1 or 2.2(b).

“Stockholder Shares” means (a) any Company Stock purchased or otherwise acquired or held by any Stockholder and (b) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization.

“Subscribing Stockholders” has the meaning given to it in Section 3.1(a).

“Subsidiary” means, with respect to any Person, any entity of which the shares of stock membership interest or other equity rights having a majority of the general voting power in electing the governing body of such entity are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through subsidiaries.

“Tag-Along Notice” has the meaning given to it in Section 2.4(b).

“Third-Party Offeror” has the meaning given to it in Section 2.3(a).

“Transfer” (including, with correlative meaning, the terms “Transferring” and “Transferred”) of Securities shall be construed broadly and shall include any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include (a) the exercise of the right to acquire Common Stock pursuant to the terms of any option, warrant or other convertible security granted by the Company or (b) the sale or transfer of Stockholder Shares by any Employee Stockholder to the Company or any of its designees hereunder or pursuant to any employment, option or restricted stock purchase agreement between the Company and such Employee Stockholder or any plan relating to the foregoing.

“Transfer Notice” has the meaning given to it in Section 2.3(a).

“Transferee” means a Person acquiring Securities through a Transfer.

“Transferor” means a Person Transferring Securities.

1.2.        Rules of Construction.   The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

ARTICLE II

ISSUANCES AND TRANSFERS OF SECURITIES

2.1.        Issuances and Transfers of Securities.

(a)        The Company shall not issue or sell, or otherwise permit or record the Transfer of, any Stockholder Shares to any Person (other than pursuant to a Public Sale) unless such Person is already a party to this Agreement or first executes and delivers to the Company a joinder agreement in substantially the form attached hereto as Exhibit A (a “Joinder Agreement”), pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement. If any Person executing a Joinder Agreement has a spouse to whom community property rights are available with respect to the Company Stock owned by such Person, such spouse must simultaneously execute and deliver a consent in the form attached as Exhibit B hereto.

(b)        Notwithstanding anything to the contrary contained herein, without the prior consent of FP, no Stockholder may transfer shares of Company Stock beneficially owned by it to any Competitor.

2.2.        Certain Transfers.

(a)        The provisions regarding Transfers of Securities contained in this Article II shall apply to all Stockholder Shares now owned or hereafter acquired by a Stockholder, including Stockholder Shares acquired by reason of original issuance, dividend, distribution, exchange, conversion and acquisition of outstanding Stockholder Shares from another Person, and such provisions shall apply to any Stockholder Shares obtained by a Stockholder upon the exercise, exchange or conversion of-any option, warrant or other derivative Security.

(b)        Except for Transfers that constitute a Public Sale and except for Permitted Transfers, no Stockholder shall Transfer any Stockholder Shares to a Person not already a party to this Agreement as a Stockholder unless and until (i) such Person executes and delivers to the Company a Joinder Agreement, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement, as a Stockholder hereunder and (ii) such Transfer is made after compliance with this Article II:

(i)        shares of Company Stock may not be Transferred by any Stockholder (other than FP pursuant to clauses (ii) and (iii) below), except to the extent the applicable shares are Transferred in accordance with Sections 2.3, 2.4, or 2.5.

(ii)        FP shall have the right to Transfer (in addition to any transfer that is a Permitted Transfer) up to 25% of the Series A Preferred Stock (or shares of Common Stock that are received upon the conversion of such shares) and 25% of the Common Stock help by FP on the date hereof and such Transfers shall not be subject to the provisions of Section 2.4, except with respect to Goren.

(iii)        at any time FP shall have the right to Transfer any shares of Company Stock held by its to its limited partners without such Transfers being subject to the provisions of Section 2.4 and such limited partners shall in no event be obligated to execute a Joinder Agreement or otherwise agree to be bound by the terms or provisions of this Agreement.

(c)        No Person who is not a Stockholder hereunder who acquires shares of Company Stock in a Public Sale which prior to such Public Sale constituted Stockholder Shares shall be permitted or required to execute a Joinder Agreement.

2.3.        Rights of First Refusal

(a)        If a Stockholder (other than FP) desires to Transfer (except in a Public Sale) any of its Stockholder Shares to any Person (for purposes of this section, the “Third-Party Offeror”), it will first deliver to the Company and FP written notice (for purposes of this section, a “Transfer Notice”) specifying: (a) the number of Stockholder Shares such Stockholder proposes to Transfer (the “Offered Stock”), (b) the name and address of the Third-Party Offeror to which such Stockholder proposes to Transfer the Offered Stock, (c) the consideration to be received by such Stockholder in connection with the proposed Transfer, and (d) all other material terms and conditions of the proposed Transfer. Such Stockholder will deliver the Transfer Notice to the Company and FP at least thirty (30) days prior to the proposed Transfer.

(b)        The Company will have the option to purchase any or all of the Offered Stock at the same price and on the same terms and conditions as set forth in the Transfer Notice. The option set forth in this Section 2.3(b) must be exercised no later than thirty (30) days after receipt by the Company of the Transfer Notice by delivering written notice of exercise to the Stockholder who has provided the Transfer Notice and to FP. If the option is duly exercised, then the closing of such purchase and sale will take place at the offices of the Company on such date selected by the Company that is not more than sixty (60) days nor less than thirty (30) days after the termination of the 30-day period referred to above. At such closing, the Company will pay the consideration required to be paid, and the parties will proceed with the purchase and sale of the Offered Stock, in each case on the terms and conditions as specified in the Transfer Notice. Notwithstanding the foregoing, to the extent that the consideration proposed to be paid by the Third-Party Offeror for the Offered Stock consists of property other than cash or a promissory note, the consideration required to be paid by the Company may, at its option, in whole or in part, consist of cash equal to the value of such property, as mutually agreed-upon reasonably and in good faith by the Company and the Stockholder providing the Transfer Notice; provided, however, if such parties are unable to agree upon the value of such property, the Board shall determine such value in its sole discretion.

(c)        At such closing, the Company on the one hand, and the Stockholder who has provided the Transfer Notice, on the other hand, will execute and deliver all customary documentation as the Company and such Stockholder reasonably require to effect the purchase and sale of the Offered Stock in accordance with the terms and conditions of the proposed Transfer and this Section 2.3.

(d)        If the Company does not exercise its option, in full, as set forth in this Section 2.3, FP will have the option to purchase any or all of the Offered Stock with respect to which the Company has not exercised its option on the same terms and conditions as set forth in the Transfer Notice and on the same terms and conditions as if the Company had purchased such Offered Stock as set forth in Section 2.3(b) and Section 2.3(c) above by giving written notice of exercise to the Company and the Stockholder who has provided the Transfer Notice within thirty (30) days of FP receiving the Transfer Notice (the “Option Period”).

(e)        If the Company and FP do not exercise their options set forth in this Section 2.3, or the Company and FP (in the aggregate) exercise their options with respect to only a portion, but not all, of the Offered Stock, then the Stockholder who has provided the Transfer Notice will be permitted, free from the provisions of this Section 2.3 and for a period of thirty (30) days after the date the Option Period expired, to offer and sell the remaining Offered Stock to the Third-Party Offeror, so long as such purchase and sale takes place at the same price as was set forth in the Transfer Notice, and on terms and conditions no more favorable to the Third-Party Offeror than those set forth in the Transfer Notice. Notwithstanding anything to the contrary herein, no Stockholder may Transfer (except in a Public Sale) any of its Stockholder Shares to any Third-Party Offeror who is not then a party to this Agreement unless such Third-Party Offeror executes and delivers to the Company a Joinder Agreement as a condition precedent to such Transfer.

(f)        The release or non-exercise of the rights granted to the Company and FP in this Section 2.3 will not adversely affect the right to participate in subsequent Transfers as provided in this Section 2.3.

2.4.        Co-Sale Rights.

(a)        Subject to Section 2.2(b)(ii), if an FP Entity (the “Offeree”) receives an offer (whether solicited or unsolicited) to Transfer (other than pursuant to a Permitted Transfer or as otherwise provided in this Agreement) any shares of Company Stock held by the Offeree to any Third Party (the “Offeror”), the Offeree shall, at least thirty (30) days before such Transfer:

(i)        Deliver a notice (the “Co-Sale Notice”) to all other Stockholders holding shares of the class or series of Company Stock that is the subject of the offer (collectively, the “Other Stockholders”) that offers the Other Stockholders the option to participate in such proposed transfer. Such Co-Sale Notice shall specify in reasonable detail the identity of the prospective Offeror and the terms and conditions of the Transfer, and shall indicate that the Offeror has been informed of the co-sale rights provided for in this Section 2.4 and has agreed to purchase shares of Company Stock in accordance with the terms hereof. In the case of any Stockholder holding an option or other right (whether vested or unvested) to acquire Company Stock, the Co-Sale Notice shall include notice of the effect, if any, the purchase by the Offeror would have on the vesting of the Stockholder’s rights, so that the Stockholder will have a reasonable opportunity to acquire any applicable Company Stock and participate in the sale to the Offeror pursuant to this Section 2.4.

(ii)        The Offeree shall not Transfer any shares of Company Stock to the Offeror unless the Other Stockholders (as a whole) are permitted to Transfer their respective pro rata amount (based on their respective Percentage Ownerships) of the aggregate number of Shares of the class or series of shares to which the Offer relates (the “Co-Sale Allotment”).

(b)        Within thirty (30) days after delivery of the Co-Sale Notice, each Other Stockholder may elect to participate in the proposed Transfer by delivering to such Offeree a notice (the “Tag-Along Notice”) specifying the number of shares within the Co-Sale Allotment (up to his, her or its pro rata amount of each relevant class or series of Company Stock (based on their respective Percentage Ownerships)) with respect to which an Other Stockholder shall exercise his, her or its rights under this Section 2.4. For purposes of this Section 2.4, each Other Stockholder may aggregate his, her or its pro rata amount of the relevant class or series of Company Stock (as used in this Section 2.4) among other Stockholders in his, her or its Group to the extent that such Other Stockholders in his, her or its Group do not elect to sell their respective pro rata amounts (as used in this Section 2.4). In the event all of the Shares within the Co-Sale Allotment are not elected to be sold by the Other Stockholders, the process set forth in this paragraph shall be repeated successively among the Other Stockholders until the Other Stockholders are not interested in selling any additional shares of Company Stock. In the event. any portion of the Co-Sale Allotment remains outstanding after this successive offering process, the Offeree shall in addition have the right to sell the Offeror the number of such Offeree’s additional shares of Company Stock equal to such outstanding amount.

(c)        Any shares of Company Stock properly requested to be included in any Co-Sale Notice shall be Transferred to the Offeror at the price and on terms and conditions that are no less favorable than the terms pursuant to which the Offeree’s shares of Company Stock are Transferred.

2.5.        Required Sale in Connection with a Sale of the Company.

(a)        Approved Sale. Subject to the provisions of this Section 2.5, if the Board and FP approve a Sale of the Company (an “Approved Sale”), each Stockholder shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of the issued and outstanding capital stock of the Company (whether by merger, recapitalization, consolidation or sale or Transfer of Stockholder Shares or otherwise), then each Stockholder shall waive any dissenter’s rights, appraisal rights or similar rights in connection with such Sale of the Company and each Stockholder shall agree to sell its Stockholder Shares on the terms and conditions approved by the Board and FP. Each Stockholder shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including, but not limited to, the execution of such agreements and instruments approved by the Board and FP and such other actions necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow arrangement and other provisions and agreements approved by the Board and FP relating to such Approved Sale. The restrictions on Transfers of Stockholder Shares set forth in Sections 2.1, 2.2, 2.3, and 2.4 shall not apply in connection with an Approved Sale.

(b)        Procedure. The Company shall deliver written notice to each Stockholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Drag Notice”). Within twenty (20) days following receipt of the Drag Notice, each of such Stockholders shall deliver to the Company written notice setting forth such Stockholders’ agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights) and (ii) if the Approved Sale is structured as a sale of stock, to sell its Stockholder Shares on the terms and conditions set forth in the Drag Notice.

(c)        Conditions to Obligation. The obligations of the Stockholders to participate in any Approved Sale pursuant to this Section 2.5 are subject to the satisfaction of the following conditions:

(i)        if any Stockholder is given an option as to the form and amount of consideration to be received with respect to shares in a class or series, all holders of shares of such class or series will be given the same option;

(ii)        upon the consummation of an Approved Sale, each Stockholder will receive the same form of consideration and the same portion of the aggregate consideration that such Stockholder would have received if such aggregate consideration (whether in the form of cash, securities or otherwise) had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Charter as in effect immediately prior to such Approved Sale;

(iii)        subject to Section 2.5(d), as applicable, all holders of then currently exercisable Common Stock Equivalents will be given an opportunity to either (A) exercise such rights prior to the consummation of an Approved Sale (but only to the extent such Common Stock Equivalents are then vested or would be vested on an accelerated basis pursuant to the Equity Incentive Plans or other relevant plan or any award agreement memorializing a grant under any such plan or any employment agreement between the Company and any Employee Stockholder) and participate in such sale as Stockholders or (B) upon the consummation of the Approved Sale, receive in exchange for such currently exercisable Common Stock Equivalents consideration equal to the product of (x) the same amount of consideration per Stockholder Share (of the same class as that for which the Common Stock Equivalent is exercisable) received by the holders of such class of capital stock in connection with the Approved Sale (less the exercise price per share for such Common Stock Equivalents) and (y) the number of Common Stock Equivalents (but only to the extent such Common Stock Equivalents are then vested), subject to rounding;

(iv)        no Stockholder shall be obligated to pay more than his, her or its pro rata share (based upon the number of Common Stock Equivalents held by such Stockholder) of reasonable expenses incurred in connection with a consummated Approved Sale to the extent such expenses are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party (expenses incurred by or on behalf of a Stockholder for its or his sole benefit not being considered expenses incurred for the benefit of all Stockholders); and

(v)        with respect to any obligation that relates solely to a particular Stockholder (an “Individual Stockholder Matter”), such as indemnification with respect to representations or warranties given by a Stockholder regarding such Stockholder’s title to and ownership of Company Stock, only such Stockholder shall be liable; provided, however, any amounts placed in escrow or otherwise held back from the Stockholders, in each case on a pro rata basis, may be available to satisfy any indemnification obligation incurred in connection with an Approved Sale, including with respect to an Individual Stockholder Matter. Each Stockholder shall be obligated to join on a pro rata basis (based on the consideration to be received by the Stockholder in the Approved Sale) in any indemnification that the Stockholders collectively are required to provide in connection with the Approved Sale. In no event shall a Stockholder be liable in connection with any indemnification obligation relating to an Approved Sale for an amount in excess of the lesser of (A) the consideration received by such Stockholder in the Approved Sale and (B) his, her or its pro rata share (based on the number of Common Stock Equivalents) of the total liability accruing to all Stockholders.

(d)        Purchaser Representative. If the Company or Stockholders enter into any negotiation or transaction for which Regulation D may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Company shall recommend a purchaser representative (as such term is defined in Rule 501 promulgated under Regulation D) and the Stockholders shall, at the request of the Company, appoint a purchaser representative reasonably acceptable to the Company. If any Stockholder appoints a purchaser representative recommended by the Company, the Company shall pay the fees of such purchaser representative, but if any Stockholder declines to appoint the purchaser representative designated by the Company, such Stockholder shall appoint another purchaser representative, and such Stockholder shall be responsible for the fees of the purchaser representative so appointed.

ARTICLE III

RIGHTS TO SUBSCRIBE FOR SECURITIES

3.1.        General.

(a)        Prior to the occurrence of a Public Offering, in the event that the Company proposes to issue any Company Stock (or any other Securities containing options or rights to acquire any Company Stock) (the “Offered Securities”), other than Excluded Securities, the Company shall deliver to each Stockholder (collectively, the “Subscribing Stockholders”) a written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other terms or conditions of the proposed issuance, including any linked or grouped Securities which comprise Offered Securities) of such issuance (the “Preemptive Offer Notice”)) at least fifteen (15) days prior to the date of the proposed issuance (the “Preemptive Offer Period”).

(b)        Each Subscribing Stockholder shall have the option (provided, however, that the Company may exclude for all purposes hereunder any Subscribing Stockholder who is not an accredited investor (as such term is defined in Rule 501 under the Securities Act)), exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company (a “Preemptive Offer Acceptance Notice”) to subscribe for the number or amount of such Offered Securities up to its Percentage Ownership of the total number or amount of Offered Securities proposed to be issued.

(c)        If Preemptive Offer Acceptance Notices are not given by the Subscribing Stockholders for all the Offered Securities, the Company may issue the part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Subscribing Stockholders (the “Refused Securities”) to any Person (a “New Investor”) in accordance with the terms and conditions set forth in the Preemptive Offer Notice. Upon the closing, the Subscribing Stockholders shall purchase from the Company, and the Company shall sell to, the Subscribing Stockholders, the Offered Securities with respect to which Preemptive Offer Acceptance Notices were delivered by the Stockholders, at the terms specified in the Preemptive Offer Notice. In each case, any Refused Securities not purchased by one or more New Investors in accordance with this Section 3.1 within 90 days after the date of the Preemptive Offer Notice may not be sold or otherwise disposed of until they are again offered to the Subscribing Stockholders under the procedures specified in this Section 3.1.

(d)        Notwithstanding anything to the contrary contained herein, the Company may, in order to expedite the issuance of the Offered Securities hereunder, issue all of the Offered Securities to one or more Stockholders (the “Initial Subscribing Stockholders”), without complying with the provisions of this Section 3.1 provided that the Initial Subscribing Stockholders agree to offer to sell to the other Stockholders (who are accredited investors (as such term is defined in Rule 501 under the Securities Act)) their respective Percentage Ownerships of the Offered Securities on the same terms and conditions as issued to the Initial

Subscribing Stockholders. The Initial Subscribing Stockholders shall offer to sell the Offered Securities to the other Stockholders (who are accredited investors (as such term is defined in Rule 501 under the Securities Act)) within thirty (30) days after the closing of the purchase of the Offered Securities by the Initial Subscribing Stockholders. The Initial Subscribing Stockholders shall offer to sell the Offered Securities to the other Stockholders in a manner which provides such other Stockholders with rights no less favorable than the rights outlined in Sections 3.1(b) and 3.1(c).

3.2.        Excluded Securities.   The rights of the Subscribing Stockholders under Section 3.1 shall not apply to the following Securities issued by the Company (the “Excluded Securities”):

(a)        Securities of the Company issued or granted to eligible officers, full time employees or independent directors of, or consultants to, the Company pursuant to the Equity Incentive Plans;

(b)        Securities of the Company issued upon the exercise, conversion or exchange of any Common Stock Equivalents outstanding on the date hereof and other derivative Securities of the Company, in each case issued in compliance with (or not otherwise in violation of) this Article III;

(c)        Securities of the Company issued as a stock dividend or distribution or upon any stock split, recapitalization or other subdivision or combination of Common Stock;

(d)        Securities of the Company issued to sellers in connection with a acquisition or merger by the Company which has been approved in advance by the Board;

(e)        Securities of the Company issued in connection with a financing round in which neither FP nor any of its Affiliates has elected to participate;

(f)        Securities of the Company issued in a Public Offering; and

(g)        Securities of the Company issued as a bona-fide “equity kicker” to a lender or placement agent in connection with a debt financing approved by a majority of the Board.

ARTICLE IV

BOARD

4.1.        Election of Directors, Voting.

(a)        Each holder of Stockholder Shares hereby covenants and agrees to vote all of his, her or its Stockholder Shares entitled to vote on such matters to cause (i) the number of directors constituting the Board to be such number of directors that are designated by Francisco Partners, L.P. and (ii) the Company to comply with all obligations under the Documents. At each annual meeting of the holders of any class of Stockholder Shares, and at each special meeting of the holders of any class of Stockholder Shares called for the purpose of electing directors of the Company, and at any time at which holders of any class or series of Stockholder Shares shall have the right to, or shall, vote for or consent in writing to the election of directors of the Company, then, and in each such event, the holders of voting Stockholder Shares shall vote all of the Stockholder Shares owned by them for, or consent in writing with respect to such shares in favor of, the election of a Board consisting of any number of representatives designated by Francisco Partners, L.P. (or its designee), the initial representatives of whom shall be David Golob and Ezra Perlman. Notwithstanding anything to the contrary contained herein, the number of members constituting the Board may be increased from time to time, in accordance with the Charter and By-laws.

(b)        The holders of Stockholder Shares shall vote their shares entitled to vote on such matters (i) to remove any director whose removal is required by the party or parties with the power to nominate such director and (ii) to fill any vacancy created by the removal, resignation or death of a director, in each case for the election of a new director designated, if approval is required, in accordance with the provisions of this Section 4.1. Vacancies of the Board shall be filled within thirty (30) days of the date such vacancy is created or immediately before the first action to be taken by the Board after the date such vacancy is created.

4.2.        Voting Agreement.   Each Stockholder shall vote its Stockholder Shares entitled to vote on such matters (i) for the election of directors to the Board in accordance with Section 4.1 and (ii) for any and all proposed amendments to the Certificate of Incorporation to increase the authorized shares of any series or class of the Company’s capital stock proposed by the Board.

ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS

5.1.        Financial Reports and Information.   If the Company is not required to file periodic reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, it will furnish to each Stockholder annual and quarterly and/or monthly financial statements (including, in the case of year-end financial statements, accompanying notes) consisting of a consolidated balance sheet and consolidated statements of income and cash flow. The Company shall provide each Stockholder with a copy of the same annual and quarterly financial reports (including annual operating plans, operating and capital expenditure budgets, and financial forecasts), provided by the Company and/or any of its subsidiaries to any of its lenders on its credit facilities. Such reports will be furnished as soon as practicable after the end of the each fiscal quarter and after the end of each year. The Company shall also provide each Stockholder with full and complete access during normal business hours to the facilities and properties of the Company and its personnel, representatives, and books and records; provided, that each Stockholder agrees that such access will give due regard to minimizing interference with the operations, activities and employees of the Company.

5.2.        Public Offering.   In the event that the Board and the Requisite Series A Stockholders approve a Public Offering, the Stockholders will take all actions deemed necessary or desirable by the Board in connection with the consummation of the Public Offering. In the event that the managing underwriters advise the Company in writing that in their opinion the equity structure of the Company will adversely affect the marketability of the offering, each Stockholder will vote for a recapitalization or exchange of Securities into securities that the managing underwriters, the Board and the Requisite Series A Stockholders find acceptable; provided, however, that the resulting securities reflect in good faith the conversion rights of the Series A Preferred Stock and are otherwise consistent with the rights and preferences set forth in the Charter as in effect immediately prior to such Public Offering and that the Stockholders are as a result of holding such resulting securities in the same economic position that they were in prior to such recapitalization or exchange and that such recapitalization or exchange.

5.3.        Confidential Information.   Except as otherwise required by law, each Stockholder and its employees, counsel and other authorized representatives (“Authorized Representatives”) shall hold in confidence all nonpublic information of the Company provided or made available to such Stockholder and its Authorized Representatives until such time as such information has become publicly available other than as a consequence of any breach by such Stockholder or Authorized Representative of its confidentiality obligations hereunder (provided that such information may be disclosed to any other Stockholder or Authorized Representative who is bound by this provision) and shall not use such information for any purpose other than exercise of its rights as a holder of Stockholder Shares and its rights under the Documents.

5.4.        Proxy.   Contemporaneously with their execution of this Agreement, including by execution of a Joinder Agreement after the date of this Agreement, each Stockholder (other than an FP Entity), will deliver, or cause to be delivered, to FP a proxy in the form attached hereto as Exhibit C, which shall be coupled with an interest irrevocable to the fullest extent permitted by law (the “Irrevocable Proxy”), with respect to all Stockholder Shares owned of record by it, and each Stockholder (other than an FP Entity) will cause to be delivered to FP additional Irrevocable Proxies executed on behalf of each record owner of any Stockholder Shares owned beneficially (but not owned of record) by it. From time to time after the date of this Agreement, if any Stockholder (other than an FP Entity) becomes the record owner of additional Stockholder Shares, it will immediately deliver to FP an Irrevocable Proxy with respect to such additional Stockholder Shares or if any Stockholder (other than an FP Entity) becomes the beneficial owner (but not the record owner) of additional Stockholder Shares, it will immediately cause to be delivered to FP an Irrevocable Proxy with respect to such additional Stockholder Shares from the record holder of such additional Stockholder Shares.

ARTICLE VI

SECURITIES LAW COMPLIANCE; LEGENDS

6.1.        Restriction on Transfer.   In addition to any other restrictions on the Transfer of any Stockholder Shares contained in this Agreement (including Article II), the Stockholders shall not Transfer any Restricted Securities except in compliance with the conditions specified in this Article VI.

6.2.        Restrictive Legends.   Each certificate for the Restricted Securities shall (unless otherwise provided by the provisions of Section 6.4) be stamped or otherwise imprinted with a legend in substantially the following terms:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.”

6.3.        Notice of Transfer.   The holder of any Restricted Securities, by his, her or its acceptance or purchase thereof, agrees, prior to any Transfer of any such Restricted Securities (except pursuant to an effective Registration Statement or pursuant to Article II), to give written notice to the Company of such holder’s intention to effect such Transfer and agrees to comply in all other respects with the provisions of this Article VI. Each such notice shall describe the manner and circumstances of the proposed Transfer and, unless such Transfer is to be made pursuant to Rule 144 or unless waived by the Company, shall be accompanied by the written opinion, addressed to the Company, of counsel for the holder of such Restricted Securities (which counsel shall be reasonably satisfactory to the Company), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Restricted Securities under the Securities Act. Subject to complying with the other applicable provisions hereof (including Article II), such holder of Restricted Securities shall be entitled to consummate such Transfer in accordance with the terms of the notice delivered by him, her or it to the Company if the Company does not reasonably object (on the basis that such Transfer violates the provisions of this Article VI) to such Transfer within five (5) days after the delivery of such notice. Each certificate or other instrument evidencing the Restricted Securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 6.2 unless (i) in such opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legend.

6.4.        Removal of Legends, Etc.   Notwithstanding the foregoing provisions of this Article VI, the restrictions imposed by Sections 6.1, 6.2 and 6.3 upon the transferability of any Restricted Securities shall cease and terminate when (a) such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a Registration Statement or are sold or otherwise disposed of in a transaction contemplated by Section 6.3 which does not require that the Restricted Securities transferred bear the legend set forth in Section 6.2, or (b) the holder of such Restricted Securities has met the requirement of Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by Sections 6.1, 6.2 and 6.3 shall terminate, as herein provided, the holder of any Restricted Securities shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in

Section 6.2 and not containing any other reference to the restrictions imposed by Sections 6.1, 6.2 and 6.3.

6.5.        Additional Legend.

(a)        Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF JULY 20, 2006 (THE “STOCKHOLDERS AGREEMENT’), AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. THE TERMS OF SUCH STOCKHOLDERS AGREEMENT INCLUDES, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

[To the extent applicable:] “THIS SECURITY IS ALSO SUBJECT TO, AND HAS THE BENEFIT OF, AN AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY 20, 2006 AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY SIGNATORY THERETO, COPIES OF WHICH ARE ON FILE WITH THE COMPANY.”

(b)        The Company shall imprint such legends on certificates evidencing shares outstanding prior to the date hereof. The legends set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the terms of this Agreement.

ARTICLE VII

AMENDMENT AND WAIVER

7.1.        Amendment; Waiver.   Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of (a) the Company and (b) the Requisite Series A Stockholders; provided, however, that (x) Schedule A to this Agreement shall be deemed to be automatically amended from time to time to reflect Transfers of Securities made in compliance with the terms hereof without requiring the consent of any party, and the Company will, from time to time, distribute to the Stockholders a revised

Schedule A to reflect any such changes and (y) any amendment, modification or waiver that materially and adversely affects the rights of Goren shall require his consent.

7.2.        Waiver.   No course of dealing between the Company and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE VIII

TERMINATION

The provisions of this Agreement, except as otherwise expressly provided herein, shall terminate upon the first to occur of (a) the twentieth anniversary of the date hereof, (b) the dissolution, liquidation or winding-up of the Company, (c) the Sale of the Company or (d) the approval of such termination by (i) the Company, (ii) the Requisite Series A Stockholders and (iii) Goren. Anything contained herein to the contrary notwithstanding, as to any particular Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Stockholder, except as otherwise expressly provided herein, as of the date such Stockholder has Transferred all of such Stockholder’s interest in the Stockholder Shares and the Transferees of such Stockholder Shares have, if required by Section 2.2(b), executed Joinder Agreements; provided, however, that no such termination shall be effective if such Stockholder is in breach of this Agreement immediately before or after giving effect to such Transfer(s).

ARTICLE IX

MISCELLANEOUS

9.1.        Severability.   It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.2.        Entire Agreement.   This Agreement, the Documents and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto. In the event of any inconsistency among this Agreement and the other Documents, this Agreement shall control.

9.3.        Independence of Agreements, Covenants, Representations and Warranties.   All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial agreement or covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and schedules attached hereto are hereby made part of this Agreement in all respects.

9.4.        Successors and Assigns.   Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, heirs and personal representatives and estates, as the case may be (including subsequent holders of Company Stock). Anything contained herein to the contrary notwithstanding, unless otherwise expressly provided in this Agreement, neither this Agreement nor any right or obligation hereunder of any party may be assigned or delegated without the prior written consent of the other parties hereto. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any person or legal entity other than the parties hereto and their respective successors and permitted assigns.

9.5.        Counterparts and Facsimile Execution.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereunder (including a Joinder Agreement) delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

9.6.        Remedies.   The Company and each Stockholder shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorneys’ fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

9.7.        Notices.   All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, sent by facsimile, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)         if to the Company, to:

    RedPrairie Holding, Inc.

    20700 Swenson Drive

    Waukesha, WI 53186-0904

    Facsimile No.: (262) 317-2005

    Attn: General Counsel

    with a copy to:

    Francisco Partners, L.P.

    2882 Sand Hill Road, Suite 280

    Menlo Park, CA 94025

    Facsimile No.: (650) 233-2999

    Attn: David Golob

    and

    Pepper Hamilton LLP

    3000 Two Logan Square

    18th and Arch Streets

    Philadelphia, PA 19103

    Facsimile No.: (215) 981-4750

    Attn: Julia D. Corelli, Esq.

(ii)        if to any Stockholder, to each Stockholder’s address as set forth on Schedule A hereto with a copy to such counsel as such Stockholder may direct in writing.

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by facsimile, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

Each party may change its address from time to time for purposes of notice or other communication hereunder by giving notice to the other party hereto in accordance with this section. Each notice or other communication shall for all purposes of this Agreement be treated as being effective or having been given upon receipt unless otherwise indicated herein.

9.8.        MUTUAL WAIVER OF JURY TRIAL.   BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR

DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

9.9.        GOVERNING LAW.   THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.

9.10.        Jurisdiction and Venue.

(a)        Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any state court or federal court of the United States of America sitting in the County of New Castle, Delaware and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)        Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any state or federal court sitting in the County of New Castle, Delaware. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)        The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

9.11.        Conflicting Agreements.   No Stockholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Stockholder Shares on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of Stockholder Shares in a manner which is inconsistent with this Agreement.

9.12.        Third Party Reliance.   Anything contained herein to the contrary notwithstanding, the covenants of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Stockholders to enter into this Agreement and the other Documents (and the Company acknowledges that the Stockholders have expressly relied thereon) and (b) are solely for the benefit of the Stockholders. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Stockholders, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

9.13.        Descriptive Headings.   The headings of the sections of this Agreement are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision of this Agreement.

9.14.        Nouns and Pronouns.   Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

9.15.        Further Assurances.   Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Stockholders Agreement as of the date first written above.

COMPANY: REDPRAIRIE HOLDING, INC.

By:	/s/ Laura L. Fese
Name: Laura L. Fese
Title: General Counsel and Corporate Secretary

STOCKHOLDERS: FRANCISCO PARTNERS, L.P.

BY:	Francisco Partners GP, LLC, its general partner

	By:	/s/ Ezra Perlman
Name:
Title:

FRANCISCO PARTNERS FUND A, L.P.

BY:	Francisco Partners GP, LLC, its general partner

	By:	/s/ Ezra Perlman
Name:
Title:

FP ANNUAL FUND INVESTORS, LLC

BY:	Francisco Partners Management, LLC, its manager

	By:	/s/ Ezra Perlman
Name:
Title:

/s/ Erez Goren
EREZ GOREN

SCHEDULE A1

STOCKHOLDERS

NAME AND ADDRESS OF STOCKHOLDER	NUMBER AND TYPE OF STOCKHOLDER SHARES

Series A Preferred Stockholders	Series A Preferred Stock

Francisco Partners, L.P.	1,158,445.665
Francisco Partners Fund A, L.P.	5,704.335
FP Annual Fund Investors, LLC
2882 Sand Hill Road, Suite 280
Menlo Park, CA 94025 I
Telephone: (650) 233-2900
Telecopier: (650) 233-2999
Attention: David Golob in each case, with a copy to:
O’Melveny & Myers, LLP
Embarcadero Center West
275 Battery Street, Suite 2600
San Francisco, CA 94111
Telephone: (212) 984-8700
Facsimile: (212) 984-8701
Attention: Michael J. Kennedy Steve Camahort
Erez Goren	133,333.3334
c/o Hi-Rez Studios, Inc.
3905 Brookside Parkway
Alpharetta, GA 30022
Facsimile:
Attn: Erez Goren with a copy to:

1 Pursuant to that certain Limited Partnership Agreement of Francisco Partners, L.P., dated May 8, 2000, FP Annual Fund Investors, LLC is required to purchase a percentage of the Company Stock purchased by Francisco Partners, L.P. and Francisco Partners Fund A, L.P., in an amount which shall not exceed 3% of the amount of the shares acquired by Francisco Partners, L.P., and for all purposes of this Agreement and otherwise shall be deemed to have purchased such shares on the date hereof. This Schedule A will be updated to reflect the number of shares so purchased.

Kilpatrick Stockton, LLP
Suite 2800
1100 Peachtree Street
Atlanta, GA 30309
Facsimile No.: 404-541-3276
Attn: Larry D. Ledbetter Bruce D. Wanamaker

Common Stockholders (see notice provisions above)	Common Stock

Francisco Partners, L.P.	58,213.35
Francisco Partners Fund A, L.P.	286.65
FP Annual Fund Investors, LLC
Erez Goren	6,700.1673

EXHIBIT A

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Amended and Restated Stockholders Agreement dated as of July 20, 2006 (as the same may hereafter be amended, the “Stockholders Agreement”), among RedPrairie Holding, Inc., a Delaware corporation (the “Company”) and the Stockholders named therein.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be a [Series A Preferred Stockholder] [Common Stockholder] [Employee Stockholder], as such term is defined in the Stockholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the          day of                     .

Signature of Stockholder

Print Name of Stockholder

EXHIBIT B

CONSENT OF SPOUSE

I, the spouse of                         , a Stockholder pursuant to the attached Amended and Restated Stockholders Agreement dated as of July 20, 2006 (the “Stockholders Agreement”) among RedPrairie Holding, Inc., a Delaware corporation, and the Stockholders named therein, have read and understand the terms of the Stockholders Agreement, to which my spouse is a party, and have had an opportunity to discuss the Stockholders Agreement with individuals of my choice. I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Stockholders Agreement, to which my spouse is a party, and agree to be bound by the provisions of the Stockholders Agreement, to which my spouse is a party, (including any such provisions which restrict the transfer or distribution of Company Stock) insofar as I may have any rights in Company Stock under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement.

Signature of Spouse

Print Name of Spouse

Date:

EXHIBIT C

FORM OF IRREVOCABLE PROXY

The undersigned stockholder of RedPrairie Holding, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Francisco Partners, L.P., a Delaware limited partnership (“FP”), the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to (i) the issued and outstanding shares of voting securities of the Company, whether common stock, preferred stock or otherwise, owned of record by the undersigned as of the date of this irrevocable proxy, which securities are specified on the final page of this proxy, and (ii) any and all other securities of the Company as to which the undersigned may acquire record ownership after the date hereof (the securities of the Company referred to in clauses (i) and (ii) are, collectively, the “Subject Shares”).

All prior proxies given by the undersigned with respect to any of the Subject Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Subject Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with that certain Amended and Restated Stockholders Agreement, dated July 20, 2006, as amended to date, among the Company and the Stockholders referred to therein, and such other persons or entities which may from time to time become party thereto (as hereafter amended from time to time, the “Stockholders Agreement”).

The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Subject Shares, at any time and from time to time, in its sole and absolute discretion (subject only to the terms and conditions of the Stockholders Agreement), at any meeting of the stockholders of the Company, however called, or in any written action by consent of stockholders of the Company, with respect to any of the following matters that are brought before a vote of the stockholders: (i) the election of members of the Board of Directors of the Company; or (ii) any Approved Sale or Sale of the Company. In furtherance of any Approved Sale or Sale of the Company, FP will be empowered to take all necessary actions and execute and deliver all documents, on behalf of the undersigned, deemed necessary by FP to effectuate the terms of Section 2.5 of the Stockholders Agreement.

This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Subject Shares in accordance with the Stockholders Agreement).

The undersigned hereby confirms each and every action to be taken by FP pursuant to and in accordance with this proxy as if it were its own and waives any right to make any claim against FP that may arise, directly or indirectly, as a result of FP’s voting of any of the Subject Shares by virtue of this proxy on the matters specified in this proxy.

Any term or provision of this proxy which is invalid or unenforceable, in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this proxy or affecting the validity or enforceability of any of the terms or provisions of this proxy in any other jurisdiction. If any provision of this proxy is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

This proxy terminates immediately upon the termination of the Stockholders Agreement pursuant to Article VIII thereof and shall terminate earlier as to particular Subject Shares to the extent set forth in Article VIII of the Stockholders Agreement.

Dated:                         ,

Name:

By:
Name: Title:

Common Stock owned of record as of the date of this proxy:

Series A Preferred Stock owned of record as of the date of this proxy: